EXHIBIT 10.1

CONSENT, WAIVER AND AMENDMENT NO. 1 TO REVOLVING CREDIT
 AND SECURITY AGREEMENT

This Consent, Waiver and Amendment No. 1 to Revolving Credit and Security Agreement (this “Amendment”) is entered into as of  February 3, 2011 by and among Merisel, Inc., a Delaware corporation, Merisel Americas, Inc., a Delaware corporation, Color Edge LLC, a Delaware limited liability company, Color Edge Visual LLC, a Delaware limited liability company, Comp 24 LLC, a Delaware limited liability company, Crush Creative LLC, a Delaware limited liability company, Dennis Curtin Studios, LLC, a Delaware limited liability company, MADP, LLC, a Delaware limited liability company, Advertising Props, Inc., a Georgia corporation, and Fuel Digital, LLC, a Delaware limited liability company (each a “Borrower”, and collectively “Borrowers”), PNC Bank, National Association (“PNC”), as a Lender and as agent for the Lenders (PNC, in such capacity, the “Agent”), and the other lenders from time to time party thereto (collectively, the “Lenders”).  All terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

WHEREAS, the Borrowers, Agent and Lenders entered into that certain Revolving Credit and Security Agreement, dated as of August 13, 2010 (as the same may be from time to time further amended, extended, restated, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, Merisel, Inc. (the “Company”) has entered into a Redemption Agreement dated January 19, 2011, as amended on January 28, 2011 with Phoenix Acquisition Company II, L.L.C. (“Phoenix”), a wholly owned subsidiary of Stonington Capital Appreciation 1994 Fund, L.P., Stonington Partners, L.P., Stonington Partners, Inc. II and Stonington Partners, Inc. (collectively, with Phoenix, “Stonington”), to redeem the Company’s current outstanding convertible preferred stock (the “Current Preferred Stock”) owned by Stonington in exchange for $3,500,000 in cash, plus 140,000 shares of new preferred stock (the “Series A Preferred Stock”) with a face value of $14,000,000 on or around February 4, 2011 (the “Transaction”);

WHEREAS, in connection with the Transaction, the Company shall file a Certificate of Designation (in the form attached hereto as Exhibit A, the “Certificate of Designation”), which shall set forth the terms of the Series A Preferred Stock, in the State of Delaware;

WHEREAS, the Company will enter into a equipment finance facility, in a principal amount not to exceed $1.5 million, with PNC Equipment Finance to finance the acquisition of two Durst presses; and

WHEREAS, Borrower has requested that the Lenders and the Agent enter into this Amendment in order to waive and amend certain provisions of the Credit Agreement in connection with the above;

NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I.             WAIVER

Lender hereby waives Borrowers’ noncompliance with Section 7.10 of the Credit Agreement solely with respect to the Transaction.

II.            CONSENT

A.           Notwithstanding Section 7.7 of the Credit Agreement, Lender hereby consents to the $3,500,000 payment by Borrowers in connection with the redemption of the Current Preferred Stock, pursuant to the terms of the Redemption Agreement.

B.           Notwithstanding Section 7.15 of the Credit Agreement, Lender consents to the amendment of the Certificate of Incorporation of the Company, solely with respect to the filing of the Certificate of Designation.

III.          AMENDMENTS

A.           The definition of “Earnings Before Interest and Taxes” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Earnings Before Interest and Taxes” shall mean for any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding extraordinary gains and losses), plus (ii) all interest expense of Borrowers on a Consolidated Basis for such period, plus (iii) all charges against income of Borrowers on a Consolidated Basis for such period for the tax provision (benefit) recorded for such period, plus (iv) the actual costs, not in excess of $1,000,000, incurred by Borrowers in connection with the Redemption Agreement.  For the purpose of this definition, “extraordinary gains and losses” shall mean gains and losses that do not arise out of the ordinary operations of Borrowers, including, equipment dispositions and similar transactions.

B.           The definition of “Indebtedness” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person in connection with the following (without duplication):  (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except (i) trade accounts payable and other accrued liabilities of such Person arising in the ordinary course of business and not past due for more than 61 days after the date on which such trade payable or account payable was created, (ii) any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) liabilities resulting from the application of FAS150; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (f) all Indebtedness of others guaranteed by such Person; (g) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non recourse to the credit of such Person; and (h) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds, and similar instruments; provided, however that (x) the Series A Preferred Stock and (y) indebtedness incurred under the Equipment Finance Facility shall not constitute Indebtedness hereunder.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

C.           The definition of “Permitted Encumbrances” in Section 1.2 of the Credit Agreement is hereby amended by adding the following clause (k):

(k)           Liens granted pursuant to the Equipment Finance Facility.

D.           Section 1.2 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Series A Preferred Stock” shall mean the series A preferred stock issued by Merisel Parent pursuant to that certain certificate of designation of Merisel Parent, dated February 4, 2011 and filed with the Secretary of State of the State of Delaware on or around February 4, 2011.

“Equipment Finance Facility” shall mean that certain equipment finance facility, in a principal amount not in excess of $1.5 million, between Merisel, Inc. and PNC Equipment Finance  to be entered into on or around February 2011 to finance the acquisition of two Durst presses and otherwise on terms and conditions satisfactory to Agent.

“Redemption Agreement” shall mean the redemption agreement between Merisel Parent and Phoenix Acquisition Company II, L.L.C., dated January 19, 2011, as amended on January 28, 2011.

E.           Section 2.1(a)(iv) is hereby amended and restated in its entirety as follows:

(iv)           an availability reserve in the amount of $1,000,000, minus

F.           Section 2.1(b) is hereby amended and restated in its entirety as follows:

(b)           Reserved.

G.           Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Fixed Charge Coverage Ratio.  Commencing March 31, 2011, cause to be maintained as of the end of each fiscal quarter for the four quarters then ended, a Fixed Charge Coverage Ratio of not less than 1.1 to 1.0.

H.           Section 7.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Borrowers in excess of the sum of (i) $2,100,000 and (ii) Capital Expenditures made with the proceeds of the Equipment Finance Facility.

I.             Section 7.7 of the Credit Agreement is hereby amended and restated in its entirely as follows:

Dividends and Distributions. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Borrower (other than (i)  dividends or distributions payable by any Borrower in its stock or membership interests, or (ii) split-ups or reclassifications of its stock or membership interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock or membership interests, or of any options to purchase or acquire any such shares of common or preferred stock or membership interests of any Borrower; provided, however that Borrowers may pay dividends in cash of up to 12% per annum on a quarterly basis under the Series A Preferred Stock, so long as (a) Borrower shall have delivered a Compliance Certificate for the most recent fiscal quarter then ended, demonstrating that both prior to and after giving effect to such payment, the Fixed Charge Coverage Ratio is not less than 1.1 to 1.0 for the twelve months then ended, (b) immediately before and after giving effect to such payment, (i) Undrawn Availability shall not be less than $2,000,000 and (ii) no Event of Default shall have occurred and be continuing and (c) Borrower shall make such payment no later than 45 days (or the immediately following Business Day if such 45th day is not a Business Day) after the end of the fiscal quarter for which such Compliance Certificate was delivered.

IV.           CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions:

A.           The Borrower shall have delivered to the Agent a fully executed copy of this Amendment.

B.           Agent shall have received copies of (i) the Redemption Agreement and (ii) such other documents and instruments, all of which shall be satisfactory to Agent in its sole discretion.

C.           Agent shall have received evidence of the (i) closing of the Redemption Agreement and (ii) filing of the Certificate of Designation with the Secretary of State of the State of Delaware.

D.           After giving effect to the Transaction, Undrawn Availability shall not be less than $2,000,000.

E.           Receipt by Agent of a fee of $25,000 and all costs and expenses set forth under clause D of Article V of this Amendment.

F.           Prior to payment of the first dividend on account of the Series A Preferred Stock, Borrowers shall have delivered to Agent audited financial statements of Borrowers for the fiscal year ended December 31, 2010.

G.           The representations and warranties in Section V hereof shall be true and correct as of the date hereof and after giving effect to each of the transactions contemplated hereby.

V.           REPRESENTATIONS AND WARRANTIES

Borrowers hereby represent and warrant to the Lenders and Agent as follows:

A.           The execution, delivery and performance by each such Person of this Amendment and the transactions contemplated hereby (a) are within such Person’s corporate or limited liability company power; (b) have been duly authorized by all corporate or limited liability company or other necessary action; (c) are not in contravention of any provision of such Person’s certificate of incorporation or formation, operating agreement, bylaws or other documents of organization; (d) do not violate any law or regulation, or any order or decree of any Governmental Body; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of such Person’s property is bound; (f) do not result in the creation or imposition of any Lien upon any of its property (other than Liens in favor of Agent); and (g) do not require the consent or approval of any Governmental Body or any other person.

B.           This Amendment has been duly executed and delivered by each signatory hereto (other than the Agent and the Lenders) and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

C.            Each representation and warranty of Borrowers contained in the Credit Agreement and the Other Documents is true and correct on the date hereof in all material respects and will be true and correct in all material respects as if made immediately after giving effect to this Amendment (except to the extent such representation or warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects on and as of such earlier date).

D.            Immediately prior to and after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or any of the Other Documents.

VI.           MISCELLANEOUS

A.           Borrowers acknowledge and confirm to Agent and the Lenders that the Credit Agreement and each Other Document to which it is a party shall remain in full force and effect and shall continue to evidence, secure or otherwise guarantee and support the obligations owing by the Borrowers to the Agent and Lenders pursuant thereto, and, after giving effect to this Amendment, Borrowers hereby ratify and affirm each of the foregoing documents to which it is a party.

B.           Borrowers acknowledge and reaffirm to the Agent and the Lenders that (i) the Liens granted to the Agent for the benefit of the Lenders under the Credit Agreement and the Other Documents remain in full force and effect and shall continue to secure the obligations of the Borrowers arising under the Credit Agreement and the Other Documents, and (ii) the validity, perfection or priority of the Liens will not be impaired by the execution and delivery of this Amendment.

C.           Borrowers acknowledge and agree that no Lender shall waive or shall be deemed to have waived any of its rights or remedies under the Credit Agreement or any of the Other Documents which documents shall remain in full force and effect in accordance with their terms.

D.           Borrowers shall be responsible for the prompt payment of and, upon demand, shall promptly reimburse Agent for, all of the Lenders’ and Agent’s out-of-pocket costs and expenses related to the preparation, negotiation, execution and enforcement of this Amendment (including, without limitation, the reasonable fees and disbursements of legal counsel to Agent).

E.           This Amendment may be executed in any number of counterparts, including by telecopy, and by the various parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

F.           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE PARTIES HERETO.

*           *           *

IN WITNESS WHEREOF, each of the parties hereto, by their officers duly authorized, has executed this Amendment as of the date first above written.

BORROWERS:

MERISEL, INC.

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Chief Financial Officer

MERISEL AMERICAS, INC.

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Chief Financial Officer

COLOR EDGE LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Manager

COLOR EDGE VISUAL LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Manager

COMP 24 LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Manager

CRUSH CREATIVE LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Manager

DENNIS CURTIN STUDIOS, LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Manager

MADP, LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Chief Financial Officer

ADVERTISING PROPS, INC.

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Chief Financial Officer

FUEL DIGITAL, LLC

By: /s/ Victor L. Cisario
Name: Victor L. Cisario
Title: Chief Financial Officer

AGENT:

PNC BANK, NATIONAL ASSOCIATION,
as Lender and as Agent

By: /s/ Gordon Wilkins
Name: Gordon Wilkins
Title: Vice President

EXHIBIT A

Certificate of Designation